UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed to include the unaudited pro forma financial information as required by items 8.01 and 9.01 (b) of Form 8-K to update previously filed pro forma information.

Item 8.01 Other Events.

The unaudited pro forma combined balance sheet at September 30, 2007 which gives effect to the issuance of unregistered units in a private equity transaction (“Private Placement”) on November 8, 2007 and the unaudited combined pro forma statements of operations for the year ended December 31, 2006 and for the nine-month period ended September 30, 2007, which give effect to certain 2006 and 2007 acquisitions of oil and natural gas properties previously reported in Current Reports on Form 8-K and other transactions described therein, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(b)           Pro forma financial information.

The disclosure contained in Item 8.01 above is incorporated herein by reference.

        (d)    Exhibits.

Exhibit Number	Description
Exhibit 99.1*
The unaudited pro forma combined balance sheet at September 30, 2007 which gives effect to the issuance of unregistered units in a private equity transaction (“Private Placement”) on November 8, 2007 and the unaudited combined pro forma statements of operations for the year ended December 31, 2006 and for the nine-month period ended September 30, 2007, which give effect to certain 2006 and 2007 significant acquisitions of oil and natural gas properties previously reported in Current Reports on Form 8-K and other transactions described therein.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: February 14, 2008	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1*
The unaudited pro forma combined balance sheet at September 30, 2007 which gives effect to the issuance of unregistered units in a private equity transaction (“Private Placement”) on November 8, 2007 and the unaudited combined pro forma statements of operations for the year ended December 31, 2006 and for the nine-month period ended September 30, 2007, which give effect to certain 2006 and 2007 significant acquisitions of oil and natural gas properties previously reported in Current Reports on Form 8-K and other transactions described therein.